EXHIBIT 99.1

CDK Global Appoints Brian P. MacDonald to Board of Directors

HOFFMAN ESTATES, Ill., June 15, 2015 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced that Brian P. MacDonald, a seasoned executive with extensive experience in the auto industry and in leading corporate transformations, has been appointed to CDK's Board of Directors, effective immediately.

Mr. MacDonald most recently served as President and Chief Executive Officer of Hertz Rental Equipment Corporation, and, from September 2014 to November 2014, as interim CEO of Hertz Corporation. He previously served as President and CEO of ETP Holdco Corp., an entity formed following Energy Transfer Partners' $5.3 billion acquisition of Sunoco, Inc. in 2012. Prior to that acquisition, Mr. MacDonald served as Chairman, President and CEO of Sunoco. He joined the company in 2009 as Senior Vice President and Chief Financial Officer. During his tenure at Sunoco, the company undertook a substantial restructuring to strengthen and transform the organization and better position it for growth. Sunoco exited unprofitable operations, significantly reduced costs, improved efficiencies, and refocused on established high-return businesses. Mr. MacDonald has also held executive management roles at Dell, General Motors Corporation, and Isuzu Motors Limited. He currently serves on the board of directors of Computer Sciences Corporation (NYSE:CSC) and previously served as a director of Ally Financial, Inc. (NYSE:ALLY).

"We are extremely pleased to welcome Brian to the CDK Board of Directors," said Leslie A. Brun, Non-Executive Chairman of CDK Global's Board of Directors. "Brian's considerable experience in the auto, leasing and technology sectors, as well as in leading a major repositioning at Sunoco, is directly relevant to the work of the CDK Board in overseeing the company's strategic transformation. His appointment reflects our continued commitment to strong governance. We are confident that his expertise and perspective will complement and strengthen the Board's capabilities as we continue to focus on generating substantial value for our shareholders."

Steven J. Anenen, President and CEO of CDK Global, said: "Brian's significant financial, operational and international expertise will be valuable additions to our Board, as we work to enhance CDK's market leadership position and execute our plans to strengthen our financial performance."

Mr. MacDonald said, "I am honored to join the CDK Board of Directors. The company has a strong foundation and is a clear, differentiated market leader with a history of growth. I am excited to collaborate with my fellow directors and the management team to further strengthen the Company and deliver superior value to shareholders."

With the addition of Mr. MacDonald, the CDK Board consists of eight directors, all of whom are independent other than Mr. Anenen.

About CDK Global

With nearly $2 billion in revenues, CDK Global™ is the largest global provider of integrated information technology and digital marketing solutions to the automotive retail industry and adjacencies. CDK Global provides solutions in more than 100 countries around the world, serving more than 26,000 retail locations and most automotive manufacturers. CDK Global's solutions automate and integrate critical workflow processes from pre-sale targeted advertising and marketing campaigns to the sale, financing, insurance, parts supply, repair and maintenance of vehicles, with an increasing focus on utilizing data analytics and predictive intelligence. Visit cdkglobal.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, business trends and other information, may be forward-looking statements. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: our ability to timely and effectively implement our transformation plan as planned; changes in overall market and economic conditions, technology trends, and auto sales and advertising trends; and competitive conditions. The statements in this press release are made as of the date of this press release, even if subsequently made available by us on our website or otherwise. Except as required by applicable law, we disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed in our reports filed with the Securities and Exchange Commission (SEC), including those discussed under "Item 1A. Risk Factors" in our Registration Statement on Form 10 for the fiscal year ended June 30, 2014, our Registration Statement on Form S-4 as filed with the SEC on May 5, 2015 and our most recent Quarterly Report on Form 10-Q, should be considered in evaluating any forward-looking statements contained herein. These filings can be found on our website at www.cdkglobal.com and the SEC's website at www.sec.gov.

CONTACT: Investor Relations Contacts:
         Elena Rosellen
         973.588.2511
         elena.rosellen@cdk.com

         Jennifer Gaumond
         847.485.4424
         jennifer.gaumond@cdk.com

         Media Contact:
         Michelle Benko
         847.485.4389
         michelle.benko@cdk.com